Exhibit 5.1

October 1, 2025

Amaze Holdings, Inc. 2901 West Coast Highway, Suite 200 Newport Beach, CA 92663

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Amaze Holdings, Inc., a Nevada corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-1 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the offering and resale from time to time by the selling stockholders named in the Registration Statement of up to 5,524,316 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, issuable upon the conversion of senior secured original issue discount convertible promissory notes (the “Convertible Notes”) issued pursuant to a securities purchase agreement dated as of September 11, 2025.

We have examined copies of such agreements, instruments and documents and undertaken such further inquiry as we consider necessary or advisable for purposes of rendering the opinions set forth below. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all documents submitted to us as copies.

Based on the foregoing and subject to the qualifications and exceptions set forth herein, it is our opinion that the Shares, when issued upon conversion of the Convertible Notes in accordance with the terms of the Convertible Notes, will be duly authorized, validly issued, fully paid and nonassessable.

We are members of the bar of the State of Minnesota and express no opinion as to the laws of any state or jurisdiction other than the Nevada Revised Statutes.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/Maslon LLP

Maslon LLP